Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Adam C. Derbyshire	Mike Freeman
	Senior Vice President and	Executive Director, Investor Relations and
	Chief Financial Officer	Corporate Communications
	919-862-1000	919-862-1000

SALIX PHARMACEUTICALS ANNOUNCES

4Q2004 AND FY2004 FINANCIAL RESULTS

CONFERENCE CALL AND WEBCAST

RALEIGH, NC, February 1, 2005 - Salix Pharmaceuticals, Ltd. (Nasdaq:SLXP) today announced that the company will report fourth quarter and full year ended December 31, 2004 financial results before the market opens on Tuesday, February 15, 2005.

The Company will host a conference call at 9:00 a.m. ET, on Tuesday, February 15, 2005. Interested parties may access the conference call by way of web cast or telephone. The live web cast will be available at http://www.salix.com. A replay of the web cast will be available at the same location.

The telephone numbers to access the conference call are (800) 500-0177 (U.S. and Canada) or (719) 457-2679 (international). The access code for the call is 9849935. A replay of the call will be available from 12:00 noon ET, February 15 through February 21. The telephone numbers to access the replay of the call are (888) 203-1112 (U.S. and Canada) or (719) 457-0820 (international). The access code for the replay is 9849935.

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription pharmaceutical products for the treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic drugs, complete any required development and regulatory submission of these products, and market them through the Company’s 100-member gastroenterology specialty sales and marketing team. Salix markets

COLAZAL®, XIFAXAN™, AZASAN®, ANUSOL-HC® and PROCTOCORT®. A granulated mesalamine product also is under development. Salix trades on the Nasdaq National Market under the ticker symbol “SLXP”.

For more information please contact the Company at 919-862-1000 or visit our web site at www.salix.com. Information on our web site is not incorporated in our SEC filings.